UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

ELECTRAMECCANICA VEHICLES CORP.
(Exact name of registrant as specified in its charter)

British Columbia (State of incorporation or organization)	N/A (I.R.S. Employer Identification No.)

102 East 1st Avenue Vancouver, British Columbia, Canada (Address of principal executive offices)	V5T 1A4 (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange of which
Not Applicable	Not Applicable

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [  ]

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [X]

Securities Act registration statement file number to which this form relates: 333-214067

Securities to be registered pursuant to Section 12(g) of the Act:

Common Shares, without par value
(Title of class)

Item 1. Description of Registrant's Securities to be Registered.

A description of the Registrant's Common Shares is set forth under the caption "Key Information - Common Shares" as well as under the caption "Notice of Articles and Articles of Our Company - Authorized Capital" contained in the prospectus included in the Registrant's Registration Statement on Form F-1 (File No. 333-214067) as originally filed with the Securities and Exchange Commission on October 12, 2016, and as amended on December 20, 2016, January 26, 2017 and May 11, 2017 (the "Registration Statement"), is hereby incorporated by reference in response to this item.

Item 2. Exhibits

Exhibit
3.1	Notice of Articles (1)
3.2	Articles (1)
4.1	Specimen Share Certificate (1)

(1)	Filed as an Exhibit to our Registration Statement on Form F-1 filed with the SEC on October 12, 2016 and incorporated herein by this reference.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

DATE: October 23, 2017

ELECTRAMECCANICA VEHICLES CORP.

By:	/s/ Kulwant Sandher
Kulwant Sandher Chief Financial Officer and Secretary